Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, K. Douglas Ralph, pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:

1. I have reviewed this annual report on Form 10-K of Foamex L.P. and Foamex Capital Corporation for the period ended December 29, 2002 (the "Report");

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report; and

3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report.


Date: March 27, 2003

Foamex L.P.                                       Foamex Capital Corporation

/s/ K. Douglas Ralph                              /s/ K. Douglas Ralph
-------------------------------                   -----------------------------
K. Douglas Ralph                                  K. Douglas Ralph
Executive Vice President and                      Executive Vice President and
Chief Financial Officer                           Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Foamex L.P. and Foamex Capital Corporation and will be retained by Foamex L.P. and Foamex Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.